Exhibit 99.1

Grindr Inc. Reports Third Quarter 2026 Revenue Growth of 22%, Raises 2026 Guidance and Provides Initial 2027 Outlook
Third Quarter 2026 Revenue of $141 Million
Increases expectation of full-year 2026 Revenue to $560 Million and Adjusted EBITDA to $236 Million
Provides initial 2027 outlook for Revenue of at least $705 Million and Adjusted EBITDA of at least $275 Million

LOS ANGELES, CA – November 5, 2026 – Grindr Inc. (NYSE: GRND) (“Grindr” or the “Company”), the Global Gayborhood in Your PocketTM, today posted its financial results for the third quarter ended September 30, 2026, in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website: https://investors.grindr.com/.
“Q3 2026 was another outstanding quarter for Grindr, with user engagement remaining strong and continued momentum across our core business,” said George Arison, Chairman and CEO of Grindr. “We are raising our full-year 2026 guidance, which puts us within our 2024 Investor Day financial targets nearly a full year early. We are carrying that momentum straight into 2027, where we are providing our initial outlook a quarter earlier than usual.”
“This execution sets the stage for our next phase of growth. This month, we are launching Edge – our AI-native premium tier built for power users who want more value. At the same time, we closed our acquisition of Freddie(1), bringing an established, profitable telehealth business into Grindr Health to dramatically expand access to PrEP. All of this work sets us up as we continue to focus on driving long-term shareholder value while building the Global Gayborhood in Your Pocket.”

Earnings Webcast Information
Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the Company’s third quarter 2026 financial results. The webcast of the conference call can be accessed as follows:
Event: Grindr Third Quarter 2026 Earnings Conference Call
Date: Thursday, November 5, 2026
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investors.grindr.com/

An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com/.

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(1)On November 2, 2026, Grindr acquired PurposeMed Inc., the parent company of the Freddie brand, including its partnerships with affiliated clinical networks.

Forward Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including statements regarding our annual revenue and Adjusted EBITDA guidance for 2026 and 2027, as well as our expectations regarding our growth and our acquisition of PurposeMed Inc. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs, current expectations or projections concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this press release reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•our ability to retain existing users and add new users;
•the success of our new and premium products and services, including market acceptance of their pricing and our ability to implement planned price changes;
•market perception of our brand and the Freddie brand, including in connection with our expansion into new business lines;
•the impact of the legal environment and complexities with litigation and regulatory compliance related to such environment, including maintaining compliance with privacy, data protection, consumer protection and online safety laws and regulations, as well as laws that may apply to any new products or services we have introduced and may introduce in the future;
•risks related to operating in the healthcare industry, including compliance with healthcare laws and regulations, such as those governing telehealth, prescribing, and pharmacy operations, as well as health privacy laws;
•our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access, including with respect to health information;
•our ability to detect and suppress illegal activity;
•our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to effectively integrate any targets of such transactions and realize the intended benefits of such transactions, including our acquisition of PurposeMed Inc.;
•our ability to repay our debt obligations prior to their scheduled maturity;
•our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•competition in the dating and social networking products and services industry, as well as in telehealth and digital healthcare;
•our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•our ability to successfully develop and adopt artificial intelligence (“AI”) and machine learning (“ML”) technologies and processes—including generative AI—in our daily operations, including by deploying generative AI and ML in our products and services;
•our dependence on the integrity of third-party systems and infrastructure;
•our ability to protect our intellectual property rights from unauthorized use by third parties;
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters;
•the impact of resales of significant volumes of our securities by any of our directors or significant stockholders, including pursuant to one or more margin calls on such stockholders’ loans, on our stock price;
•the timing, price, and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases;
•our ability to repay our debt obligations prior to their scheduled maturity;

•the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts; and
•the impact of anti-LGBTQ policies and actions by governments and non-state actors around the world, including to block or otherwise restrict access to our app in their countries.
In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in Quarterly Reports on Form 10-Q we file thereafter. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).
Non-GAAP Financial Measures
We use Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net (loss) income excluding income tax (benefit) provision; interest expense, net; depreciation and amortization; stock-based compensation expense; equity method investee losses and related credit losses; change in fair value of warrant liability; and employee transition costs, litigation-related costs, transaction-related costs, and other expense, in each case, that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.
Our management uses these measures internally to evaluate the performance of our business and these measures are among the primary metrics by which management and other employees are compensated. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with U.S. GAAP.
We are not able to estimate net income on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA. In particular, the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.
Measures Excluding Litigation-Related and Transaction-Related Costs
We define net income excluding litigation-related and transaction-related costs as net (loss) income excluding litigation-related costs and transaction-related costs, net of the related income tax effect. The income tax effect is calculated by applying a normalized tax rate to income before income taxes excluding these costs, less the GAAP provision for (benefit from) income taxes. We define operating income excluding litigation-related and transaction-related costs as income from operations excluding litigation-related costs and transaction-related costs. We define operating expenses excluding cost of revenue, litigation-related and transaction-related costs as selling, general and administrative expense, product development expense, and depreciation and amortization, excluding litigation-related costs and transaction-related costs. Net income margin and operating margin excluding litigation-related and transaction-related costs are calculated by dividing the respective measure by revenue. Except as otherwise indicated below, litigation-related costs and transaction-related costs have the same meaning as in our definition of Adjusted EBITDA.
We believe net income excluding litigation-related and transaction-related costs, operating income excluding litigation-related and transaction-related costs, and operating expenses excluding cost of revenue, litigation-related and transaction-related costs, as well as the related margins, are useful to investors in evaluating our operating performance and comparing results across periods, because they exclude litigation-related costs and transaction-related costs that are unrelated to our core ongoing business operations. While we believe that Adjusted EBITDA, Adjusted EBITDA margin, and these measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with U.S. GAAP.
The following table presents the reconciliation of net (loss) income to Adjusted EBITDA for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Reconciliation of net (loss) income to Adjusted EBITDA
Net (loss) income	$(6,599)	$30,834	$37,894	$74,491
Interest expense, net	6,808	4,668	19,942	12,107
Income tax (benefit) provision	(922)	9,085	13,397	18,290
Depreciation and amortization	1,792	1,262	3,670	7,807
Litigation-related costs (1)	32,288	779	35,771	1,759
Transaction-related costs (2)	3,471	—	3,617	—
Stock-based compensation expense	19,290	6,019	54,923	33,495
Employee transition costs (3)	273	2,179	710	2,678
Equity method investee losses and related credit losses (4)	1,681	—	3,590	—
Change in fair value of warrant liability (5)	—	—	—	(9,905)
Other expense (6)	3,665	—	4,346	—
Adjusted EBITDA	$61,747	$54,826	$177,860	$140,722
Revenue	$141,377	$115,766	$409,456	$313,924
Net (loss) income margin	(4.7)%	26.6%	9.3%	23.7%
Adjusted EBITDA margin	43.7%	47.4%	43.4%	44.8%
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(1)Litigation-related costs that are unrelated to our core ongoing business operations primarily represent settlement expenses accrued and external legal fees associated with outstanding litigation or regulatory matters outside of the ordinary course.
(2)Transaction-related costs consist of legal, consulting, and other professional fees related to ongoing or potential transactions, including our acquisition of PurposeMed Inc., which was completed on November 2, 2026.
(3)Employee transition costs relate to costs associated with the transition of our former Chief Financial Officer, severance incurred for employees who elected not to relocate or participate in our RTO Plan, and certain other severance arrangements.
(4)Equity method investee losses and related credit losses are related to our share of losses from our investment in our equity method investee and credit losses in relation to the loan receivable to our equity method investee.
(5)Change in fair value of warrant liability relates to the warrants that were remeasured upon exercise or redemption. In February 2025, we completed the redemption of all outstanding warrants.
(6)Other expense is related to change in fair value of the bifurcated derivative in our forward repurchase transactions entered into in the first quarter of 2026 that was remeasured through final settlement in the third quarter of 2026.

The following table presents the reconciliation of net (loss) income to net income excluding litigation-related and transaction-related costs for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Reconciliation of net (loss) income to net income excluding litigation-related and transaction-related costs
Net (loss) income	$(6,599)	$30,834	$37,894	$74,491
Litigation-related costs (1)	32,288	779	35,771	1,759
Transaction-related costs (2)	3,471	—	3,617	—
Income tax effect of adjustments (3)	(8,176)	—	(9,100)	—
Net income excluding litigation-related and transaction-related costs	$20,984	$31,613	$68,182	$76,250
Revenue	$141,377	$115,766	$409,456	$313,924
Net (loss) income margin	(4.7)%	26.6%	9.3%	23.7%
Net income margin excluding litigation-related and transaction-related costs	14.8%	27.3%	16.7%	24.3%
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(1)Litigation-related costs that are unrelated to our core ongoing business operations primarily represent settlement expenses accrued and external legal fees associated with outstanding litigation or regulatory matters outside of the ordinary course.
(2)Transaction-related costs consist of legal, consulting, and other professional fees related to ongoing or potential transactions, including our acquisition of PurposeMed Inc., which was completed on November 2, 2026.
(3)Represents the difference between the GAAP provision for (benefit from) income taxes and a non-GAAP provision calculated by applying a normalized effective tax rate to income before income taxes excluding litigation-related and transaction-related costs.

The following table presents the reconciliation of operating expenses excluding cost of revenue to operating expenses excluding cost of revenue, litigation-related and transaction-related costs for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Reconciliation of operating expenses excluding cost of revenue to operating expenses excluding cost of revenue, litigation-related and transaction-related costs
Operating expenses excluding cost of revenue (3)	$102,704	$41,606	$228,392	$138,076
Litigation-related costs (1)	(33,010)	(779)	(36,492)	(1,759)
Transaction-related costs (2)	(3,471)	—	(3,617)	—
Operating expenses excluding cost of revenue, litigation-related costs and transaction-related costs	$66,223	$40,827	$188,283	$136,317
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(1)Litigation-related costs that are unrelated to our core ongoing business operations primarily represent settlement expenses accrued and external legal fees associated with outstanding litigation or regulatory matters outside of the ordinary course. Excludes a $0.7 million foreign currency remeasurement gain on the U.K. settlement liability recorded in other (expense) income, net, which is included in litigation-related costs in the reconciliation of net (loss) income for the three and nine months ended September 30, 2026.
(2)Transaction-related costs consist of legal, consulting, and other professional fees related to ongoing or potential transactions, including our acquisition of PurposeMed, which was completed on November 2, 2026.
(3)Consists of selling, general and administrative expense, product development expense, and depreciation and amortization.

The following table presents the reconciliation of income from operations to operating income excluding litigation-related and transaction-related costs for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Reconciliation of income from operations to operating income excluding litigation-related and transaction-related costs
Income from operations	$4,086	$45,241	$79,315	$94,979
Litigation-related costs (1)	33,010	779	36,492	1,759
Transaction-related costs (2)	3,471	—	3,617	—
Operating income excluding litigation-related and transaction-related costs	$40,567	$46,020	$119,424	$96,738
Revenue	$141,377	$115,766	$409,456	$313,924
Operating margin	2.9%	39.1%	19.4%	30.3%
Operating margin excluding litigation-related and transaction-related costs	28.7%	39.8%	29.2%	30.8%
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(1)Litigation-related costs that are unrelated to our core ongoing business operations primarily represent settlement expenses accrued and external legal fees associated with outstanding litigation or regulatory matters outside of the ordinary course. Excludes a $0.7 million foreign currency remeasurement gain on the U.K. settlement liability recorded in other (expense) income, net, which is included in litigation-related costs in the reconciliation of net (loss) income for the three and nine months ended September 30, 2026.
(2)Transaction-related costs consist of legal, consulting, and other professional fees related to ongoing or potential transactions, including our acquisition of PurposeMed, which was completed on November 2, 2026.

Trademarks
This press release may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks.
About Grindr Inc.
Since 2009, Grindr has changed how gay men meet and connect. More than a quarter of gay male relationships in America today began on Grindr. Built by gay people for gay people, Grindr serves nearly 16 million average monthly active users in virtually every country in the world, helping them express themselves, build relationships, and find community. Now, as the Global Gayborhood in Your Pocket™, Grindr is bringing the connections and services of a physical gayborhood into the app to serve more of gay men’s everyday needs. Grindr Health brings together technology and clinical expertise to make it easier to access and manage health and wellness care. Since 2015, Grindr for Equality has worked with organizations in every region of the world to advance human rights, health, and safety for millions of people. Across its businesses and community partnerships, Grindr pursues one mission: to make a world where the lives of its global community are free, equal, and healthy.

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